                                                                    Exhibit 3.2


                             WILLCOX & GIBBS, INC.
                                    BY-LAWS

                                   ARTICLE I
                               PLACE OF BUSINESS

      The principal office of Willcox & Gibbs, Inc. (the "Company") for the carrying on of its general business and affairs, for the keeping of its books, papers, and records, for the making of transfers of stock and for the payment of dividends shall be at 900 Milik Street in the Borough of Carteret in the State of New Jersey. Nothing herein contained shall be construed to prevent the Directors from opening offices elsewhere for the carrying on of the business of the Company.

                                  ARTICLE II
                                 STOCKHOLDERS

      SECTION 1. ANNUAL MEETING. The Annual Meeting of Stockholders for the election of Directors and for action upon such other matters as may be brought before such meeting shall be held on such date and at such place, within or without, the State of Delaware, as may be fixed in advance by the Board of Directors, provided that the first annual meeting shall be held on a date no later than as required pursuant to ss.211 of the Delaware General Corporation Law. Annual and special meetings shall be held at such place within or without the State of Delaware, as the Chairman of the Board of Directors may, from time to time, fix. Whenever the Chairman of the Board of Directors shall fail to fix a place, the meeting shall be held at the Company's principal office.

      No business shall be transacted at an Annual Meeting of Stockholders except such business as shall be (i) specified in the notice (or supplemental notice) of meeting given by or at the direction of the Board of Directors, (ii) otherwise brought before the meeting by or at the direction of the Board of Directors or the Chairman of the Board of Directors or (iii) brought before the meeting by a stockholder of record entitled to vote at that meeting in accordance with the following procedure. For business to be brought before an Annual Meeting by a stockholder, the stockholder must have given timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered or mailed to, and received at, the principal executive offices of the Company not less than 90 days prior to the anniversary date of the immediately preceding years' Annual Meeting of Stockholders; provided, however, that if the Annual Meeting date fixed by the Board of Directors is more than 30 days before or after such anniversary date, a stockholder notice will also be timely if delivered or mailed to, and received at, the principal executive offices of the Company not later than the close of business on the tenth day following the date on which the Company first makes public disclosure of the date of the Annual Meeting. Each notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for bringing such business before the Annual Meeting,

(ii) the name and address of the stockholder intending to propose such business,
(iii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for such stockholder notice, a representation that the stockholder is a holder of record at the time of such notice and intends to be a holder of record on the record date for such meeting), specifying the classes and numbers of shares so held, and that the stockholder intends to appear in person or by proxy at such meeting to propose such business, and (iv) any material interest of the stockholder in such business. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provision of this Section 1; and, if the Chairman should so determine and declare, any such business not properly brought before the meeting shall not be transacted.

      SECTION 2. SPECIAL MEETINGS. A special meeting of the stockholders may be called at any time by the Chairman of the Board of Directors or as set forth in the Company's Second Amended and Restated Certificate of Incorporation.

      SECTION 3. PLACE OF SPECIAL MEETINGS. Special meetings of the stockholders shall be held at such place within or without the State of Delaware as may be fixed by the Directors or, if no such place is fixed, at the principal place of business of the Company.

      SECTION 4. NOTICE. Notice of each meeting of stockholders shall be given to each stockholder of record entitled to vote at such meeting. Such notice shall be in writing, shall be signed by the Chairman of the Board, the President, the Secretary or an Assistant Secretary, shall state the place, date and hour of the meeting and, if the meeting is a special meeting, shall state the purpose or purposes for the meeting; and a copy thereof shall be given either personally or by mail not less than ten or more than sixty days before the meeting to each stockholder entitled to such notice. If mailed, such notice shall be directed to each stockholder entitled thereto, at his address as it appears upon the stock book, unless he shall have filed with the Secretary of the Company a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request.

      SECTION 5. CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, if any, the President, a Vice-President or if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the Company, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an

Assistant Secretary is present the Chairman of the meeting shall appoint a secretary of the meeting.

      SECTION 6. VOTING. Every stockholder shall be entitled to vote as set forth in the Company's Second Amended and Restated Certificate of Incorporation.

      SECTION 7. STOCKHOLDER LIST. The officer who has charge of the stock ledger of the Company shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitle to examine the stock ledger, the list required by this section or the books of the corporation, or to vote at any meeting of stockholders.

      SECTION 8. PROXY REPRESENTATION. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by his attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Company generally.

      SECTION 9. QUORUM. Except as otherwise provided by law or the Second Amended and Restated Certificate of Incorporation, there shall be present in person or by proxy, at all meetings of stockholders, in order to constitute a quorum, stockholders owning a majority of the stock of the Company entitled to vote but less than a quorum shall have power to adjourn any meeting from time to time. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

      SECTION 10. INSPECTORS OF ELECTION. Three Inspectors of

Election, to serve at all meetings of the stockholders for the ensuing year and until their successors are appointed, shall be appointed by the Board of Directors at the last regular meeting of Directors preceding the Annual Meeting of Stockholders.

      SECTION 11. WAIVER OF NOTICE. The giving of any notice required by this Article may be waived by the stockholder or stockholders affected thereby.

      SECTION 12. STOCKHOLDER ACTION WITHOUT MEETINGS. Except as provided by the Second Amended and Restated Certificate of Incorporation, any action required by the Delaware General Corporation Law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize to take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Action taken pursuant to this paragraph shall be subject to the provisions of Section 228 of the Delaware General Corporation Law.

                                  ARTICLE III
                              BOARD OF DIRECTORS

      SECTION 1. DUTIES AND METHOD OF SELECTION. The business and affairs of the Company shall be managed and its corporate powers exercised by or under the direction of a Board of Directors. The Board of Directors shall have the authority to fix the compensation of the members thereof. Such Directors (except as hereinafter provided for the filling of vacancies) shall be elected in accordance with the Company's Second Amended and Restated Certificate of Incorporation by the stockholders by a plurality vote of the whole number of shares voting at the meeting at which such election shall take place or as otherwise provided in the Company's Second Amended and Restated Certificate of Incorporation.

      Subject to any specified rights contained in the Company's Second Amended and Restated Certificate of Incorporation, nominations for the election of directors may be made by or at the direction of the Board of Directors (or any nominating Committee of the Board) or, subject to the following, by any stockholder entitled to vote for the election of directors. Any stockholder entitled to vote for the election of directors at an annual meeting or a special meeting called for the purpose of electing directors may nominate persons for election as directors for whom they are entitled to vote at such meeting only if written notice to the Secretary of the Company of such stockholder's intent to make such nomination is delivered or mailed to, and received at, the principal executive offices of the Company not later than (i) in the case of an Annual Meeting, 90 days prior to the anniversary date of the immediately preceding Annual Meeting; provided, however, that if the date of the Annual Meeting is more than 30 days before or after the anniversary date of the immediately preceding Annual Meeting, written notice of such stockholder's intent to make such nomination must instead be delivered or mailed to, and received at, the principal executive offices of the Company not later than the close of business on the tenth day following the date on which the Company first makes public disclosure of the date of the Annual Meeting and (ii) in the case of a special meeting, the close of business on the tenth day following the date on which the Company first makes public disclosure of the date of the special meeting. Each notice given by such stockholder shall set forth: (A) the name and address of the stockholder who intends to make the nomination and the person or persons to be nominated; (B) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date require for such stockholder notice, a representation that the stockholder is a holder of record at the time of such notice and intends to be a holder of record on the record date for such meeting), specifying the number and class of shares so held, and that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (C) a description of all arrangements of understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (D) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (E) the consent of each such nominee to serve as a director of the Company if so elected. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this Section 1; and, if the Chairman should so determine and declare, the defective nomination shall be disregarded.

      SECTION 2. QUALIFICATIONS AND NUMBER. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. Except for the initial Board of Directors and subject to the limitations contained in the Company's Second Amended and Restated Certificate of Incorporation, the number of members of the Board of Directors may be fixed from time to time by actions of the Board of Directors or of the stockholders.

      SECTION 3. ANNUAL MEETINGS. There shall be an Annual Meeting of the Board of Directors for the election of officers, the appointment of committees and for action upon such other matters as may be brought before such meeting. Said meeting shall be held at the place of and immediately after the annual election of Directors by the stockholders.

      SECTION 4. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at the principal office of the Company unless the Board or a notice of meeting shall prescribe a different place. The Board of Directors, at or prior to the commencement of a particular calendar year, shall prescribe a schedule for such meetings. The time and place of any such scheduled meeting may be changed, however, in a notice of meeting or by subsequent action of the Board of Directors.

      SECTION 5. SPECIAL MEETINGS. The Chairman of the Board, the President, the Secretary, or a majority of the Directors as provided in the Company's Second Amended and Restated Certificate of Incorporation may call a special meeting of the Board of Directors whenever he or they shall deem it proper. Such meeting shall be called by the giving to each Director of notice of the time and place thereof.

      SECTION 6. NOTICE OF DIRECTORS' MEETINGS AND WAIVER THEREOF. Except as otherwise provided by these By-Laws, notice of annual or regular meetings of the Board of Directors need not be given. Notice of all special meetings of the Board of Directors shall be mailed to each Director at the address given by him to the Secretary for that purpose at least five days prior to the time of holding the meeting, provided, however, such notice may be served personally upon or telecopied to each Director at the address given by him to the Secretary for that purpose at least 48 hours prior to the time of holding the meeting, but any such notice may be waived by any Director. In the absence of a specific provision of these By-Laws to the contrary, no notice of the object or purposes of any meeting of the Board of Directors need be given, and unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

      SECTION 7. QUORUM. Subject to the Company's Second Amended and Restated Certificate of Incorporation, a majority of the Directors shall constitute a quorum for the transaction of business, but if a quorum shall not be present a majority of those present may adjourn any meeting from time to time and the meeting may be held adjourned without further notice or waiver.

      SECTION 8. FILLING OF VACANCIES. Except as the Delaware General Corporation Law or the Company's Second Amended and Restated Certificate of Incorporation may provide, any vacancy in the Board of Directors and any newly created directorship resulting from an increase in the number of Directors may be filled by the Directors or filled by a vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

      SECTION 9. EXECUTIVE COMMITTEE. The Board of Directors, by resolution adopted by a majority of the entire Board, shall designate three or more of the Directors as an Executive Committee. Except as prohibited by law or the Company's Second Amended and Restated Certificate of Incorporation, the Executive Committee shall have all the authority of the Board of Directors as set forth in the Company's Second Amended and Restated Certificate of Incorporation.

      SECTION 10. NOMINATING COMMITTEE. The Board of Directors, by resolution adopted by a majority of the entire Board, shall designate three or more of the Directors as a Nominating Committee. Except as prohibited by law or the Company's Second Amended and Restated Certificate of Incorporation, the Nominating Committee shall have all of the authority of the Board of Directors to nominate candidates for election by the stockholders of the Company as members of the Board of Directors of the Company.

      SECTION 11. AUDIT COMMITTEE. The Board of Directors, by resolution adopted by a majority of the entire Board, shall designate three or more of the Directors as the Audit Committee. The Audit Committee shall consult with the Company's management and the Company's independent public accountants on matters related to the annual audit, including the appointment of the Company's auditors, the Company's financial statements, and the accounting principles and auditing procedures being applied.

      SECTION 12. EXECUTIVE COMPENSATION COMMITTEE. The Board of Directors, by resolution adopted by a majority of the entire Board, shall designate three or more of the Directors as an Executive Compensation Committee. Except as prohibited by law, the Executive Compensation Committee shall have full authority of the Board to review and approve the compensation of the officers of the Company and to make awards under the Company's bonus, stock option, incentive compensation and similar employee benefit plans.

      SECTION 13. OTHER COMMITTEES. The Board of Directors may, by resolution adopted by a majority of the entire Board, designate from among its members such other Committees, consisting of three or more of the Directors, with such powers as the Board may from time to time determine.

      SECTION 14. MEETINGS AND REPORTS OF COMMITTEES. Each Committee shall fix its own rules and procedures and shall meet at such times and places as it may from time to time determine. The presence of a majority of all its members shall be necessary to constitute a quorum of the Committee. All action taken by any Committee shall be recorded in minutes of the meeting at which the action was taken and shall be reported to the Board of Directors as such Board may from time to time require.

      SECTION 15. TELEPHONIC PARTICIPATION. Any one or more members of the Board of Directors or any Committee thereof may participate in a meeting of such Board or Committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear such other at the same time. Participation by such means shall constitute presence in person at a meeting.

                                  ARTICLE IV
                                   OFFICERS

      SECTION 1. OFFICERS AND THEIR ELECTION. The officers of the Company shall consist of a Chairman of the Board and Chief Executive Officer, a President, a Secretary, at the discretion of the Board of Directors, one or more Vice Presidents, one or more Assistant Secretaries, and such other officers as may be designated by the Board of Directors. The Board of Directors, at its annual meeting, shall elect the officers for the ensuing year and shall thereafter fill for the unexpired term any vacancy which may occur in any office. All officers shall hold office until their respective successors have been elected. The same person may hold simultaneously more than one office.

      SECTION 2. THE CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER.

      The Chairman of the Board and Chief Executive Officer shall preside at all meetings of the stockholders and of the Board of Directors at which he is present and shall have such duties as shall be delegated to him by the Board of Directors.

      SECTION 3. THE PRESIDENT. The President shall be the Chief Operating Officer of the Company and shall have such duties as shall be delegated to him by the Board of Directors. The President shall be responsible for the day-to-day management of the business and affairs of the Company and shall have such other powers commonly incident to the office.

      SECTION 4. VICE PRESIDENTS. Any Vice President shall possess such powers and duties as shall be assigned from time to time by the Board of Directors or the Chairman of the Board.

      SECTION 5. THE SECRETARY. The Secretary shall possess the powers and duties generally incident to his office, shall keep a record of all proceedings of the Board of Directors and of all meetings of the stockholders, shall attend to the giving of all required notices of such meetings, shall keep the stock book of the Company, shall have custody of the Company's Seal, shall attest the Seal on all documents whose execution under seal is duly authorized and shall perform such other duties as may be assigned to him by the Board of Directors or the Chairman of the Board.

      SECTION 6. ASSISTANT SECRETARIES. The Company shall have such Assistant Secretaries, if any, as may be designated by the Board of Directors.

      Any Assistant Secretary shall, subject to any limitation placed upon his powers and duties by the Board of Directors, have all the powers and duties of the Secretary to be exercised as the occasion may require. He shall have such other powers and perform such other duties as the Board of Directors or the Chairman of the Board shall from time to time designate.

      SECTION 7. ADDITIONAL OFFICERS. The holders of any other offices created by the Board of Directors shall perform such duties as may be assigned by the Board of Directors or the Chairman of the Board.

      SECTION 8. BONDING OFFICERS. The Board of Directors shall determine on behalf of whom and in what amounts bonds shall be procured for the faithful performance by the officers and employees of the Company of their respective duties and such bonds shall be procured at the expense of the Company from a surety company satisfactory to the Board of Directors.

                                   ARTICLE V
                           RESIGNATIONS AND REMOVALS

      SECTION 1. DIRECTORS. Any Director of the Company may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Company, such resignation to take effect at the time specified therein, or, if no time be specified, upon receipt thereof. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

      SECTION 2. OFFICERS, AGENTS AND EMPLOYEES. Any officer, agent or employee of the Company may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Company, such resignation to take effect at the time specified therein, or, if no time be specified, upon receipt thereof. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. The Board of Directors, by a vote of not less than two-thirds of the members thereof, may at any time, with or without cause, remove from office or discharge any officer, agent or employee.

                                  ARTICLE VI
                                 CAPITAL STOCK

      SECTION 1. STOCK CERTIFICATES. The certificates for shares of the capital stock of the Company shall be in such form, not inconsistent with the Second Amended and Restated Certificate of Incorporation, as shall be approved by the Board of Directors. The certificates shall be signed by the Chairman of the Board, the President or a Vice President, and also by the Secretary or an Assistant Secretary, and shall be sealed with the seal of the Company. Such Seal may be a facsimile, engraved or printed. Where any such certificate is countersigned (1) by a transfer agent other than the Company or its employee or (2) by a registrar other than the Company or its employee, any other signature on the certificate may be facsimile. All certificates shall be consecutively numbered, and the name of the person owning the shares represented thereby, with the number of shares, and the date of issue, shall be entered on the Company's books. The Board of Directors may appoint on or more transfer agents and one or more registrars for the stock of the Company, in which event no certificates shall be valid unless countersigned by a transfer agent or registered by a registrar.

      SECTION 2. TRANSFERS OF STOCK. Shares of stock may be transferred by delivery of the certificate therefor accompanied either by an assignment in writing on the back of the certificate or by a written power of attorney to sell, assign and transfer the same on the books of the Company, signed by the person appearing by the certificate to be the owner of the shares represented thereby, and such shares of stock shall be transferable on the books of the Company upon surrender of the certificate therefor so assigned or endorsed; provided, however, that until the transfer is duly made upon the books of the Company, the possession of a certificate of stock so endorsed or otherwise shall not be regarded as vesting any ownership of the same (as between the Company and such holder) in any person other than the person in whose name it stands upon the books of the Company.

      SECTION 3. LOST CERTIFICATES. No new certificate shall be issued until the former certificate is canceled, except that the Board of Directors may authorize the issuance of a duplicate in place of a lost, stolen or destroyed certificate upon proof satisfactory to it or its designee of such loss, theft or destruction and the giving of a satisfactory bond or indemnity.

      SECTION 4. CLOSING OF TRANSFER BOOKS. The Board of Directors may fix in advance a date not exceeding fifty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or to receive payment of any such dividend, or to receive any such allotment of rights or to exercise any rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Company after such record date fixed as aforesaid.

                                  ARTICLE VII
                            DIVIDENDS AND RESERVES

      The Board of Directors, subject to any restrictions contained in the Second Amended and Restated Certificate of Incorporation, shall have power to declare and pay dividends upon the shares of the Company's capital stock as provided by the laws of the State of Delaware. The Board of Directors shall have authority, from time to time, to set apart, out of any of the funds of the Company available for dividends, a reserve or reserves as working capital or for any other proper purpose or purposes, and to abolish in whole or in part, or to add to any such reserve or reserves, from time to time, as the Board may deem to be in the interest of the Company; and the Board shall likewise have power to determine, in its discretion, what part of the assets of the Company, lawfully available for dividends, in excess of such reserve or reserves if any, shall be declared in dividends and paid to the stockholders of the Company.

                                 ARTICLE VIII
                              THE CORPORATE SEAL

      The Company shall have a common Seal which shall be circular in form and which shall have engraved upon it the name of the

Company, the State and the year of incorporation.

                                   ARTICLE IX
              INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

      Any person made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, by reason of the fact that he then is or was a director or officer of the Company, or while a director or officer of the Company serves or has served any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the Company, shall, to the fullest extent permissible under Delaware law, be indemnified by the Company against all expenses (including attorneys' fees) judgments, fines and amounts paid in settlement incurred by such person in connection with such action or proceeding. To the full extent so permitted, the foregoing shall apply to actions by or in the right of the Company and require the Company to pay any such expenses in advance of final disposition of such action or proceeding. The adoption of the foregoing provisions shall not adversely affect any right to indmenification which any person may have under these By-Laws as in effect prior to such adoption or apart from the provisions of these By-Laws as now, hereafter or formerly in effect; and other rights to indemnification or advancement of expenses may be provided by (i) a resolution of stockholders, (ii) a resolution of directors or (iii) an agreement providing for such indemnification. If the Board of Directors so determines, the Company may provide indemnity, on such terms and to such extent as may be fixed by the Board, to employees and other persons to whom the foregoing provisions do not relate. The indemnification provided by these By-Laws shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any statute, agreement, vote of stockholders or directors, or otherwise both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                   ARTICLE X
                             AMENDMENTS TO BY-LAWS

      Subject to the provisions of the Second Amended and Restated Certificate of Incorporation and the provisions of the Delaware General Corporation Law, the power to amend, alter, or repeal these By-Laws and to adopt new By-Laws may be exercised by the Board of Directors or by the stockholders.